UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2007

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2151 River Plaza Drive, Suite 200, Sacramento, California	95833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2007, Digital Music Group, Inc., a Delaware corporation (“DMGI”), DMGI New York, a New York corporation and wholly owned subsidiary of DMGI (“Merger Sub”), and The Orchard Enterprises, Inc., a New York corporation (“Orchard”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Orchard (the “Merger”), with Orchard continuing as the surviving company. Orchard will become a subsidiary of DMGI following the Merger, and DMGI will change its name to The Orchard Inc. Greg Scholl, Chief Executive Officer of Orchard, will serve as Chief Executive Officer of the combined entity, which will be headquartered in New York, New York.

Merger Agreement

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, DMGI will be obligated to issue to the holders of outstanding shares of Orchard common and preferred stock and holders of derivative instruments to acquire such shares, an aggregate of 9,064,941 shares of common stock of DMGI, par value $0.001 per share (the “DMGI Common Stock”) and 4,488,330 shares of a newly created series of preferred stock, par value $0.001 per share (the “DMGI Series A Preferred Stock” and, together with the DMGI Common Stock, the “Shares”) in exchange for all outstanding shares of Orchard and all outstanding derivative instruments to acquire shares of Orchard.

The Shares are being issued in a private placement pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933 and are subject to restrictions on resale thereunder. Each share of DMGI Series A Preferred Stock will be convertible into, and will have voting rights equivalent to, one share of DMGI Common Stock, with a liquidation preference of $5.57 per share. After five years, subject to certain conditions, DMGI may redeem in whole the DMGI Series A Preferred Stock for $25 million.

The Merger is subject to a number of closing conditions, including, but not limited to, (i) the approval of the Merger Agreement by the stockholders of DMGI, (ii) the approval of an Amended and Restated Certificate of Incorporation of DMGI by the stockholders of DMGI, (iii) the approval of the stockholders of Orchard, and (iv) receipt of certain regulatory approvals.

The Merger Agreement contains customary representations and warranties by DMGI, Merger Sub and Orchard. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of each of DMGI and Orchard and their respective subsidiaries between signing and closing, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and similar matters.

The Merger Agreement contains certain termination rights for DMGI and Orchard, and further provides that if the Merger Agreement is terminated under certain circumstances, DMGI or Orchard will be required to pay the other a termination fee of up to approximately $1.6 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about DMGI, Merger Sub or Orchard. As described above, the Merger Agreement contains representations and warranties of each of DMGI, Merger Sub and Orchard made to the other parties to the Merger Agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations or warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Important Merger Information

In connection with the proposed merger, DMGI intends to file relevant materials with the Securities Exchange Commission (“SEC”), including a proxy statement regarding the proposed transaction. Such documents, however, are not currently available. INVESTORS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the proxy statement, as well as other filings containing information about DMGI without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Copies of the proxy statement can also be obtained, without charge, once they are filed with the SEC, by directing a request to Digital Music Group, Inc., Attention: Shareholder Relations, 2151 River Plaza Drive, Sacramento, California 95833-3801, (916) 239-6010.

DMGI and its directors and executive officers and other members of management or employees may be deemed to be participants in the solicitation of proxies from DMGI stockholders in respect of the proposed transaction. Information regarding DMGI directors and executive officers is available in its proxy statement for their 2007 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC when they become available.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this item with respect to the Shares is contained in Item 1.01 herein, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2007, Mitchell Koulouris submitted to DMGI a letter of resignation as Chief Executive Officer. Pursuant to the terms of his employment agreement, dated September 13, 2005, as amended (the “Employment Agreement”), Mr. Koulouris’s resignation will be effective as of August 9, 2007. DMGI has provided Mr. Koulouris with a notice of termination (the “Notice”) that provides his termination is “without cause” under the terms of his Employment Agreement and his restricted stock purchase agreement with DMGI dated August 26, 2005 (the “RSPA”). The terms and conditions of the Employment Agreement and RSPA have been described in previous filings by DMGI with the Securities and Exchange Commission, including DMGI’s Registration Statement on Form S-1 (File No. 333-128687), declared effective on February 1, 2006. A copy of the Employment Agreement was attached to DMGI’s quarterly report on Form 10-Q for the quarter ended March 31, 2007 as Exhibit 10.13, and the RSPA was attached to such Form S-1 as Exhibit 10.7.

Under the terms of the Employment Agreement and the Notice, Mr. Koulouris will have the right to receive severance payments based on his base annual salary for a period of 12 months following August 9, 2007, the effective date of termination, paid in accordance with the Company’s normal payroll schedule through August 31, 2008. If, in DMGI’s opinion, Mr. Koulouris is in compliance as of December 31, 2007 with all the covenants and provisions of all agreements with DMGI that survive his termination, then DMGI will make a lump-sum payment of the remaining salary continuation amount on December 31, 2007. In addition, pursuant to Section 8.2(b) of the Employment Agreement, a cash payment (less applicable withholding taxes) of $26,250 will be made to Mr. Koulouris on December 31, 2007, in satisfaction of his right to receive a pro-rata bonus for 2007 under Section 5.3 of the Employment Agreement. Mr. Koulouris will be entitled to continued DMGI group health, dental, life and vision insurance benefits, or payment of COBRA premiums by DMGI to continue coverage of such benefits, through July 31, 2008. The remaining unreleased shares of DMGI Common Stock under the RSPA will be released from DMGI’s repurchase option effective August 9, 2007 in accordance with the terms of such agreement. These unregistered shares cannot be sold by Mr. Koulouris unless he complies with the resale restrictions of Rule 144. Additionally, 80% of the shares owned by Mr. Koulouris, including the shares to be released from restriction, remain subject to a lock-up agreement in connection with DMGI’s initial public offering under which Mr. Koulouris is prohibited from selling such shares until July 27, 2007, and the lock-up provisions continue in full force and effect until such date.

Effective from July 10, 2007, Karen Davis, DMGI’s chief financial officer, will serve as DMGI’s interim chief executive officer until the closing of the Merger. Ms. Davis’s employment agreement with DMGI has been described in previous filings by DMGI with the Securities and Exchange Commission, including its Current Report on Form 8-K filed on March 20, 2006 and its proxy statement on Schedule 14A filed on April 27, 2007. In connection with her appointment as interim chief executive officer, Ms. Davis’s annual base salary was increased from $130,000 to $150,000.

Ms. Davis, age 50, has served as DMGI’s chief financial officer and corporate secretary since March 2006. She was the Chief Financial Officer of TASQ Technology, Inc., an outsource provider of point of sale equipment and services, and a wholly-owned subsidiary of First Data Corporation (NYSE: FDC) from September 2004 to March 2006. From April 2001 to June 2004, Ms. Davis was the Director of Financial Reporting and Investor Relations of Premcor Inc. (NYSE: PCO), an independent oil refiner where she assisted with the company’s initial public offering, secondary offering and multiple debt offerings. Prior to Premcor, Ms. Davis was a self-employed management consultant and served in Chief Financial Officer capacities at two public companies, following ten years in accounting and auditing at Price Waterhouse LLP (now PricewaterhouseCoopers LLP). Ms. Davis has a BS degree in Business Administration from California State University at Chico and became a licensed CPA in California in 1983.

Effective from July 10, 2007, Brian Perry was appointed Vice President – Controller of DMGI. Mr. Perry, age 37, has worked at DMGI since August 15, 2006. From August 2006 through March 2006, Mr. Perry served as Director of Revenue and Royalty Accounting; and since April 2006 through July 9, 2006 as Director – Corporate Controller. Prior to DMGI, Mr. Perry was the Controller for Pulte Homes Inc’s Sacramento North Division (NYSE: PHM), a national home builder, from August 2005 to August 2006. From July 2003 to August 2005, Mr. Perry was the Manager of US Revenue Accounting for Oracle Corporation (NASDAQ: ORCL), a leading software database company. Prior to Oracle, Mr. Perry served ten years in accounting and auditing at Deloitte and Touche LLP. Mr. Perry has a BS degree in Accounting from the University of Southern California and became a licensed CPA in California in 1997.

Effective from July 10, 2007, Barth Ballard was appointed Vice President – Operations of DMGI. Mr. Ballard, age 40, has worked at DMGI since April 17, 2006 in various leadership roles in operations and marketing. Prior to DMGI, Mr. Ballard directed the internet and direct marketing efforts for HCE Inc., a yacht charter and event company; served on the marketing committee for the California Travel and Tourism Commission; and maintained a consulting practice focused on marketing communications, search engine optimization, and search engine marketing from 2001 through 2006. Prior to operating his consulting practice, Mr. Ballard served in various consumer marketing roles at Levi Strauss & Co. Mr. Ballard has a BA degree in English from the University of California, Davis.

Item 8.01	Other Events.

On July 11, 2001, DMGI and Orchard issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated as of July 10, 2007, by and among Digital Music Group, Inc., DMGI New York, Inc. and The Orchard Enterprises, Inc.

3.1	Bylaws of Digital Music Group, Inc.

10.1	Mitchell Koulouris Notice of Termination dated July 10, 2007

99.1	Joint Press Release dated July 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: July 16, 2007	By:	/s/ KAREN B. DAVIS
	Name:	Karen B. Davis
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
2.1	Agreement and Plan of Merger dated as of July 10, 2007, by and among Digital Music Group, Inc. DMGI New York, Inc. and The Orchard Enterprises, Inc.

3.1	Bylaws of Digital Music Group, Inc.

10.1	Mitchell Koulouris Notice of Termination dated July 10, 2007

99.1	Joint Press Release dated July 11, 2007